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                                                                 EXHIBIT 99.B8.2



                              DELEGATION AGREEMENT


         AGREEMENT, dated as of October 29, 1997 by and between Investors Bank & Trust Company, a Massachusetts Trust Company (the "Delegate"), and William Blair Mutual Funds, Inc., a Maryland corporation (the "Company").

         WHEREAS, the Company has entered into a Custodian Agreement dated February 26, 1996 between the Company and Delegate whereby Delegate is appointed as custodian of the assets of the Company;

         WHEREAS, pursuant to the provisions of Rule 17f-5(b) under the Investment Company Act of 1940, and subject to the terms and conditions set forth herein, the Board of Directors of the Company desires to delegate to the Delegate, and the Delegate hereby agrees to accept and assume, certain responsibilities described herein concerning Assets held outside of the United States on behalf of the portfolios listed in Appendix H, as amended from time to time (each a "Fund");

         NOW THEREFORE, in consideration of the premises and of the mutual agreements contained herein, the parties hereto agree as follows:

1.       Definitions

         Capitalized terms in this Agreement have the following meanings:

         a.       Assets

                  Assets means any of a Fund's investments (including foreign currencies) for which the primary market is outside the United States, and such cash and cash equivalents as are reasonably necessary to effect a Fund's transactions in such investments.

         b.       Authorized Representative

                  Authorized Representative means any one of the persons who are empowered, on behalf of the parties to this Agreement, to receive notices from the other party, to send notices to the other party, to add or delete jurisdictions pursuant to Article 4, and to otherwise bind the respective parties with respect to the subject matter of this Agreement.

         c.       Board

                  Board means the Board of Directors of the Company.
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         d.       Compulsory Securities Depository

                  Compulsory Securities Depository means a Securities Depository the use of which is mandatory (i) by law or regulation; (ii) because securities cannot be withdrawn from the depository; or (iii) because maintaining securities outside the Securities Depository is not consistent with prevailing custodial practices.

         e.       Country Risk

                  Country Risk means all factors reasonably related to the systemic risk of holding assets in a particular country including, but not limited to, such country's financial infrastructure (including any Securities Depositories operating in such country); prevailing custody and settlement practices; and laws applicable to the safekeeping and recovery of Assets held in custody.

         f.       Eligible Foreign Custodian

                  Eligible Foreign Custodian has the meaning set forth in Rule 17f-5(a)(1) and shall include foreign branches of U.S. Banks (as the term "U.S. Banks" is defined in Rule 17f-5).

         g.       Foreign Custody Manager

                  Foreign Custody Manager has the meaning set forth in Rule 17f-5(a)(2).

         h.       Monitor

                  Monitor means to re-assess or re-evaluate, at reasonable intervals, a decision or determination previously made.

         i.       Securities Depository

                  Securities Depository has the meaning set forth in Rule 17f-5(a)(6).

2.       Representations

         a.       Delegate's Representations

                  Delegate represents that it is a trust company chartered under the laws of the Commonwealth of Massachusetts.

         b.       Fund's Representations

                  Fund represents that the Board has determined to rely upon Delegate to perform the responsibilities delegated by this Agreement.


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3.       Jurisdictions Covered

         a.       Initial Jurisdictions

                  The authority delegated by this Agreement applies only with respect to Assets of a Fund held in the jurisdictions listed in Appendix A.

         b.       Added Jurisdictions

                  Jurisdictions may be added to Appendix A by written agreement in the form of Appendix B. Delegate's responsibility and authority with respect to any jurisdiction so added will commence at the later of (i) the time when Delegate's Authorized Representative and Board's Authorized Representative have both executed a copy of Appendix B listing such jurisdiction, or (ii) the time when Delegate's Authorized Representative receives a copy of such fully executed Appendix B.

         c.       Withdrawn Jurisdictions

                  Board may withdraw its delegation with respect to any jurisdiction upon written notice to Delegate. Delegate may withdraw its acceptance of designated authority with respect to any jurisdiction upon written notice to Board. Ten days (or such longer period as to which the parties agree) after receipt of any such notice by the Authorized Representative of the party other than the party giving notice, Delegate shall have no further responsibility or authority under this Agreement with respect to the jurisdiction or jurisdictions as to which authority is withdrawn. With regard to Assets then custodied in any jurisdiction for which the delegation is withdrawn, Delegate shall act in accordance with any instructions of Board or the Company's Authorized Representative regarding the disposition of such Assets, and Delegate shall not be liable for the safekeeping of such assets upon the expiration of the time period described herein.

4.       Delegation of Authority to Act as Foreign Custody Manager

         a.       Selection of Eligible Foreign Custodians

                  Subject to the provisions of this Agreement and the requirements of Rule 17f-5 (and any other applicable law), Delegate is authorized and directed to place and maintain Assets in the care of any Eligible Foreign Custodian or Custodians selected by Delegate in each jurisdiction to which this Agreement applies.

         b.       Contracts with Eligible Foreign Custodians

                  Subject to the provisions of this Agreement and the requirements of Rule 17f-5 (and any other applicable law), Delegate is authorized to enter into, on behalf of Fund, such written contracts governing Fund's foreign custody arrangements with such Eligible Foreign Custodians as Delegate deems appropriate.


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5.       Monitoring of Eligible Foreign Custodians and Contracts

         In each case in which Delegate has exercised the authority delegated under this Agreement to place Assets with an Eligible Foreign Custodian, Delegate is authorized to, and shall, on behalf of Fund, establish a system to Monitor the appropriateness of maintaining Assets with such Eligible Foreign Custodian. In each case in which Delegate has exercised the authority delegated under this Agreement to enter into a written contract governing Fund's foreign custody arrangements, Delegate is authorized to, and shall, on behalf of Fund, establish a system to Monitor the appropriateness of such contract.

6.       Guidelines and Procedures for the Exercise of Delegated Authority

         a.       Country Risk

                  In exercising its delegated authority under this Agreement, Delegate may assume, for all purposes, that it is not responsible for such Country Risk as is incurred by placing and maintaining Assets in the jurisdictions to which this Agreement applies. Nothing in this Agreement shall require Delegate to make any selection or to engage in any Monitoring on behalf of Fund that would entail consideration of Country Risk.

         b.       Selection of Eligible Foreign Custodians

                  In exercising the authority delegated under this Agreement to place Assets with an Eligible Foreign Custodian, Delegate shall determine that Assets will be subject to reasonable care, based on the standards applicable to custodians in the market in which the Assets will be held, after considering all factors relevant to the safekeeping of such assets, including, without limitation;

                  i. The Eligible Foreign Custodian's practices, procedures, and internal controls, including, but not limited to, the physical protections available for certificated securities (if applicable), the method of keeping custodial records, and the security and data protection practices;

                  ii. Whether the Eligible Foreign Custodian has the financial strength to provide reasonable care for Assets;

                  iii. The Eligible Foreign Custodian's general reputation and standing and, in the case of a Securities Depository, the Securities Depository's operating history and number of participants;

                  iv. Whether Fund will have jurisdiction over and be able to enforce judgments against the Eligible Foreign Custodian, such as by virtue of the existence of any offices of the Eligible Foreign Custodian in the United States or the Eligible Foreign Custodian's consent to service of process in the United States;


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                  v.       In the case of an Eligible Foreign Custodian that is
                           a banking institution or trust company, any additional factors and criteria set forth in Appendix C to this Agreement; and

                  vi. In the case of an Eligible Foreign Custodian that is a Securities Depository, any additional factors and criteria set forth in Appendix D to this Agreement.

         c.       Evaluation of Written Contracts

                  In exercising the authority delegated under this Agreement to enter into written contracts governing Fund's foreign custody arrangements with an Eligible Foreign Custodian, Delegate shall determine that such contracts (or, in the case of a Securities Depository, such contract, the rules or established practices or procedures of the depository, or any combination of the foregoing) provide reasonable care for Assets based on the standards applicable to Eligible Foreign Custodian in the relevant market. In making this determination, Delegate shall ensure that the terms of such contracts comply with the provisions of Rule 17f-5(c)(2).

         d.       Monitoring

                  In exercising the authority delegated under this Agreement to establish a system to Monitor the appropriateness of maintaining Assets with an Eligible Foreign Custodian or the appropriateness of a written contract governing Fund's foreign custody arrangements, Delegate shall consider all factors Delegate deems relevant, including, without limitation those factors and criteria set forth in Appendix E to this Agreement. If, as a result of its Monitoring of Eligible Foreign Custodian relationships hereunder or otherwise, the Delegate determines in its sole discretion that it is in the best interest of the safekeeping of the Assets to move such Assets to a different Eligible Foreign Custodian, the Fund shall bear any expense related to such relocation of Assets. In the event that Delegate shall have determined that no Eligible Foreign Custodian in a given country would afford reasonable care, Delegate shall promptly so advise the Board and shall then act in accordance with the instructions of Board or the Company's Authorized Representative(s) with respect to the disposition of the affected Assets. Ten days after so advising the Board, Delegate shall not be liable for safekeeping of the affected Assets while awaiting the receipt or execution of such instructions.

7.       Standard of Care

         In exercising the authority delegated under this Agreement, Delegate agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of an investment company registered under the Investment Company Act of 1940 would exercise.

8.       Reporting Requirements

         Delegate agrees to provide written reports notifying Board of the placement of Assets with a particular Eligible Foreign Custodian or Permissible Foreign Custodian and of any material change in Fund's foreign custody arrangements. Such reports shall be provided to Board quarterly for

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consideration at the next regularly scheduled meeting of the Board or more frequently if deemed necessary or advisable by the Delegate or if reasonably requested by the Board. Delegate shall provide to the Company's Authorized Representative(s) reports with reasonable promptness upon the occurrence of any material change in the arrangement with any Eligible Foreign Custodian.

9.       Provision of  Information Regarding Country Risk

         With respect to the jurisdictions listed in Appendix A or added thereto pursuant to Article 4, Delegate agrees to provide annually to Board, such information relating to Country Risk, if available, as is specified in Appendix F to this Agreement.

10.      Limitation of Liability

         a. Notwithstanding anything in this Agreement to the contrary, in no event shall the Delegate or any of its officers, directors, employees or agents (collectively, the "Indemnified Parties") be liable to the Fund or any third party, and the Fund shall indemnify and hold the Delegate and the Indemnified Parties harmless from and against any and all loss, damage, liability, actions, suits, claims, costs and expenses, including legal fees, (a "Claim") arising as a result of any act or omission of the Delegate or any Indemnified Party done or omitted to be done in accordance with this Agreement in good faith, except for any Claim resulting solely from the negligence, willful misfeasance or bad faith of the Delegate or any Indemnified Party. Without limiting the foregoing, neither the Delegate nor the Indemnified Parties shall be liable for, and the Delegate and the Indemnified Parties shall be indemnified against, any Claim arising as a result of:

                  i. Any act or omission by the Delegate or any Indemnified Party in reasonable good faith reliance upon the terms of this Agreement, any resolution of the Board, telegram, telecopy, notice, request, certificate or other instrument reasonably believed by the Delegate to be genuine;

                  ii. Any information which the Delegate provides or does not provide under Section 9 hereto except as results from Delegate's own gross negligence; or

                  iii. Any act of God, earthquakes, fires, floods, storms or other disturbances of nature, epidemics, strikes, riots, nationalization, expropriation, currency restrictions, act of war, civil war or terrorism, insurrection, nuclear fusion, fission or radiation, the interruption, loss or malfunction of utilities, transportation or computers (hardware or software) and computer facilities, the unavailability of energy sources and other similar happenings or events except as results from Delegate's own gross negligence.


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         b.       Notwithstanding anything to the contrary in this Agreement, in no event shall the Delegate or the Indemnified Parties be liable to the Fund or any third party for any special, consequential or punitive damages of any kind whatsoever in connection with this Agreement or any activities hereunder.

11.      Effectiveness and Termination of Agreement

         This Agreement shall be effective as of the later of the date of execution on behalf of Board or Delegate and shall remain in effect until terminated as provided herein. This Agreement may be terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective 60 days after receipt by the non-terminating party of such notice.

12.      Authorized Representatives and Notices

         The respective Authorized Representatives of Company and Delegate, and the addresses to which notices and other documents under this Agreement are to be sent to each, are as set forth in Appendix G. Any Authorized Representative of a party may add or delete persons from that party's list of Authorized Representatives by written notice to an Authorized Representative of the other party.

13.      Governing Law

         This Agreement shall be constructed in accordance with the laws of the Commonwealth of Massachusetts without regard to principals of choice of law. In the event that there is a conflict between this Agreement and the Custodian Agreement between the parties, the terms of this Agreement shall control.


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         IN WITNESS WHEREOF, Authorized Representatives of Board and of Delegate
have fixed their signatures as of the date first written above.

INVESTORS BANK & TRUST COMPANY


By:    /s/ Robert D. Mancuso                 10/29/97
   ----------------------------------------

Name:  Robert D. Mancuso

Title: Senior Vice President


WILLIAM BLAIR MUTUAL FUNDS, INC.


By:    /s/ Rocky Barber
   ----------------------------------------

Name:  Rocky Barber

Title: President


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List of Appendices

         A -- Jurisdictions Covered

         B -- Additional Jurisdictions Covered

         C -- Additional Factors and Criteria To Be Applied in the
              Selection of Eligible Foreign Custodians That Are Banking Institutions or Trust Companies

         D -- Additional Factors and Criteria To Be Applied in the Selection of Eligible Foreign Custodians That Are Securities Depositories

         E -- Factors and Criteria To Be Applied in Establishing Systems for the Monitoring of Foreign Custody Arrangements and Contracts

         F -- Information Regarding Investment Risk

         G -- Authorized Representatives

         H -- Covered Portfolios


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                                   APPENDIX A

                              JURISDICTIONS COVERED

         For the International Growth Fund and Value Discovery Fund:

Argentina                        Greece                   Philippines
Australia                        Hong Kong                Poland
Austria                          Hungary                  Portugal
Bangladesh                       India                    Russia
Belgium                          Indonesia                Singapore
Botswana                         Ireland                  Slovenia
Brazil                           Israel                   Slovak Republic
Canada                           Italy                    South Africa
Chile                            Japan                    South Korea
China                            Luxembourg               Spain
Colombia                         Malaysia                 Sri Lanka
Czech Republic                   Mauritius                Sweden
Denmark                          Mexico                   Switzerland
Ecuador                          Morocco                  Taiwan
Egypt                            Netherlands              Thailand
Finland                          New Zealand              Turkey
France                           Norway                   United Kingdom
Germany                          Pakistan                 Venezuela
Ghana                            Peru                     Zambia
                                                          Zimbabwe



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                                   APPENDIX B

                        ADDITIONAL JURISDICTIONS COVERED

         Pursuant to Article 4 of this Agreement, Delegate and Board agree that the following jurisdiction(s) shall be added to Appendix A:


                        Bahrain                  Lithuania
                        Croatia                  Namibia
                        Cyprus                   Oman
                        Estonia                  Panama
                        Iceland                  Papua New Guinea
                        Jordan                   Romania
                        Kenya                    Swaziland
                        Latvia                   Uruguay
                        Lebanon



INVESTORS BANK & TRUST COMPANY


By:
   ------------------------------------

Name:

Title:


WILLIAM BLAIR MUTUAL FUNDS, INC.


By:
   ------------------------------------

Name:

Title:


DATE:
     ----------------------------------


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                                   APPENDIX C

                  ADDITIONAL FACTORS AND CRITERIA TO BE APPLIED
                 IN THE SELECTION OF ELIGIBLE FOREIGN CUSTODIANS
                THAT ARE BANKING INSTITUTIONS OR TRUST COMPANIES


         In addition to the factors set forth in Rule 17f-5(c)(1), in selecting Eligible Foreign Custodians that are banking institutions or trust companies, Delegate shall consider the following factors, if such information is available (check all that apply):


______   None

______   Other (list below):


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                                   APPENDIX D

                      ADDITIONAL FACTORS AND CRITERIA TO BE
                  APPLIED IN THE SELECTION OF ELIGIBLE FOREIGN
                   CUSTODIANS THAT ARE SECURITIES DEPOSITORIES


         In addition to the factors set forth in Rule 17f-5(c)(1), in selecting Eligible Foreign Custodians that are Securities Depositories, Delegate shall consider the following factors, if such information is available (check all that apply):

1.       Whether use is voluntary or compulsory

2.       Ownership

3.       Operating History

4.       Established rules, practices and procedures

5.       Membership

6.       Financial strength

7.       Governing regulatory body


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                                   APPENDIX E

                       FACTORS AND CRITERIA TO BE APPLIED
                IN THE ESTABLISHING SYSTEMS FOR THE MONITORING OF
                   FOREIGN CUSTODY ARRANGEMENTS AND CONTRACTS


         In establishing systems for the Monitoring of foreign custody arrangements and contracts with Eligible Foreign Custodians, Delegate shall consider the following factors, if such information is available (check all that apply):

1.       Operating performance

2.       Established practices and procedures

3.       Relationship with market regulators

4.       Contingency planning


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                                   APPENDIX F

                       INFORMATION REGARDING COUNTRY RISK

         To aid the Board in its determinations regarding Country Risk, Delegate will furnish Board annually with respect to the jurisdictions specified in
Article 3, and entities used therein, the following:

1.       Copy of Subcustodian Agreement

2.       Legal Opinion, if available, with regard to:

         a.       Access to books and records by the Fund's accountants

         b. Ability to recover assets in the event of bankruptcy of a custodian

         c.       Ability to recover assets in the event of a loss

         d.       Likelihood of expropriation or nationalization, if available

         e.       Ability to repatriate or convert cash or cash equivalents

3.       Audit Report

4.       Copy of Balance Sheet from Annual Report

5.       Summary of Central Depository Information

6.       Country Profile Matrix containing market practice for:

         a.       Delivery versus payment

         b.       Settlement method

         c.       Currency restrictions

         d.       Buy-in practice

         e.       Foreign ownership limits

         f.       Unique market arrangements


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                                   APPENDIX G

                           AUTHORIZED REPRESENTATIVES

      Notices under this Agreement shall be sent to, and shall be executed on behalf of the respective parties by, any one of the following --


      1.  Board

          a.  James L. ("Rocky") Barber, Jr.                           (name)

              President, William Blair Mutual Funds, Inc.              (title)

              222 West Adams Street, Chicago, Illinois 60606           (address)

          b.  Norbert W. Truderung                                     (name)

              Senior Vice President, William Blair Mutual Funds, Inc.  (title)

              222 West Adams Street, Chicago, Illinois 60606           (address)

          c.  W. George Greig                                          (name)

              Senior Vice President, William Blair Mutual Funds, Inc.  (title)

              222 West Adams Street, Chicago, Illinois 60606           (address)

          d.  Glen Kleczka                                             (name)

              Senior Vice President, William Blair Mutual Funds, Inc.  (title)

              222 West Adams Street, Chicago, Illinois 60606           (address)


      2.  Delegate

          a.  Robert Gallagher                                         (name)

              Director, Investors Bank & Trust Company                 (title)

              200 Clarendon Street, P.O. Box 9130                      (address)
              Boston, Massachusetts 02117-9130

          b.  Geoffrey O'Connell                                       (name)

              Director, Investors Bank & Trust Company                 (title)

              200 Clarendon Street, P.O. Box 9130                      (address)
              Boston, Massachusetts 02117-9130


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              WITH A COPY OF ALL NOTICES TO:

              John E. Henry                                            (name)

              General Counsel, Investors Bank & Trust Company          (title)

              200 Clarendon Street, P.O. Box 9130                      (address)
              Boston, Massachusetts 02117-9130



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                                   APPENDIX H

                               COVERED PORTFOLIOS

         International Growth Fund

         Value Discovery Fund

         Emerging Markets Growth Fund


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